                                                                    Exhibit 99.1
                                   UTG, Inc.

            Charter of the Audit Committee of the Board of Directors

I.   Audit Committee Purpose

     The Audit  Committee  is  appointed by the Board of Directors to assist the
     Board in fulfilling its oversight  responsibilities.  The Audit Committee's primary duties and responsibilities are to:

     •  Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance,  accounting, and legal compliance.

     •  Monitor the independence and performance of the Company's  independent auditors.

     •  Provide an avenue of  communication  among the  independent  auditors, management, and the Board of Directors.

     Audit Committee has the authority to conduct any investigation  appropriate to  fulfilling  its  responsibilities,  and it  has  direct  access  to the independent  auditors  as well as  anyone  in the  organization.  The Audit
     Committee  has the ability to retain,  at the  Company's  expense,  special legal,  accounting,  or other  consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

     The Audit  Committee  shall be  comprised of a minimum of three and no more than six  directors  as  determined  by the  Board,  each of whom  shall be independent  non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements and the regulatory  requirements of the Company's industry, and at least one member of the  Committee  shall have  accounting or related  financial  management expertise,  or any other comparable  experience or background which results in the  individual's  financial  sophistication,  including being or having been a chief executive  officer,  chief  financial  officer or other senior officer  with  financial  oversight  responsibilities.  The  above  is  not intended  to require a  committee  member to meet the SEC  definition  of a
     "financial expert".

     Audit  Committee  members  shall be  appointed  by the  Board.  If an audit committee Chair is not designated or present,  the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least two times annually, or more frequently as circumstances  dictate.  The Audit  Committee  Chair shall  prepare  and/or approve an agenda in advance of each  meeting.  The  Committee  should meet privately in  executive  session at least  annually  with  management,  the independent  auditors,  and as a committee  to discuss any matters that the
     Committee  or each  of  these  groups  believe  should  be  discussed.  The
     Committee may ask members of  management  or others to attend  meetings and provide pertinent information as necessary.  In addition, the Committee, or at least its Chair,  should communicate with management and the independent auditors  quarterly  to  review  the  Company's  financial  statements  and significant findings based upon the auditors limited review procedures.

III. Audit Committee Responsibilities and Duties

     Review Procedures

     1.   Review and reassess  the  adequacy of this Charter at least  annually.
          Submit the charter to the Board of Directors for approval and have the document  published at least every three years in accordance  with SEC regulations.

     2.   Review the Company's  annual  audited  financial  statements  prior to
          filings  or  distribution.   Review  should  include  discussion  with
          management and independent  auditors of significant  issues  regarding accounting principles, practices, and judgments.

     3.   In  consultation  with the management,  and the independent  auditors, consider the integrity of the Company's  financial reporting processes and controls.  Discuss  significant  financial  risk exposures and the steps  management  has taken to  monitor,  control,  and  report  such exposures.  Review  significant  findings  prepared by the independent
          auditors  and  the  internal   auditing   department   together   with
          management's responses.

     4.   Review with  financial  management  and the  independent  auditors the
          company's   quarterly   financial   statements   prior  to  filing  or
          distribution.   Discuss  any  significant  changes  to  the  Company's
          accounting principles and any items required to be communicated by the independent  auditors  in  accordance  with SAS 61.  The  Chair of the
          Committee  may  represent  the entire Audit  Committee for purposes of this review.

     Independent Auditors

     5.   The  independent  auditors  are  ultimately  accountable  to the Audit
          Committee and the Board of Directors. The Audit Committee shall review
          the   independence  and  performance  of  the  auditors  and  annually recommend to the Board of Directors the appointment of the independent auditors  or approve any  discharge  of  auditors  when  circumstances warrant.

     6.   Approve the fees and other significant  compensation to be paid to the independent auditors.

     7.   On an annual basis,  the Committee  should review and discuss with the independent auditors all significant  relationships they have with the
          Company that could impair the auditors' independence.

     8.   Review the independent auditors audit plan - discuss scope,  staffing, locations,  reliance upon  management,  and internal audit and general audit approach.

     9.   Prior to releasing the year-end  earnings,  discuss the results of the audit with the independent auditors.  Discuss certain matters required to be  communicated  to audit  committees in accordance with AICPA SAS
          61.

     10.  Consider the  independent  auditors'  judgments  about the quality and appropriateness of the Company's  accounting  principles as applied in its financial reporting.

     Other Audit Committee Responsibilities

     11.  Review the annual plan prepared by the Company.

     12.  On at least an annual  basis,  review  with the  Company's  counsel or other  appropriate  individuals,  any legal  matters that could have a significant impact on the  organization's  financial  statements,  the
          Company's  compliance  with  applicable  laws  and  regulations,   and
          inquiries received from regulators or governmental agencies.

     13.  Annually   prepare  a  report  to  shareholders  as  required  by  the
          Securities and Exchange  Commission.  The report should be included in the Company's annual proxy statement.

     14   Perform  any  other  activities  consistent  with  this  Charter,  the
          Company's  by-laws,  and governing  law, as the Committee or the Board deems necessary or appropriate.

     15.  Maintain minutes of meetings and  periodically  report to the Board of
          Directors on significant results of the foregoing activities.

     16.  Annually  review a summary of director  and  officers'  related  party transactions and potential conflicts of interest.